Exhibit 99.28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Investment Managers Series Trust III regarding the Prospectus and Statement of Additional Information of Mast HedgeIndex Corporate Arbitrage ETF, Mast HedgeIndex Managed Futures Strategy ETF, Mast HedgeIndex Adaptive Equities ETF, Mast HedgeIndex Strategic Commodities ETF, each a series of Investment Managers Series Trust III.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

August 18, 2026